CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-53634, No. 33-53636, No. 33-53638, No. 33-56366,
No. 33-56368,  No.  33-77134,  No. 33-77136,  No.  33-94296,  No. 33-94298,  No.
333-4468, No. 333-4470, No. 333-4472, and No. 333-22879) of Bell Sports Corp. of
our report dated August 15, 1997 appearing on page 19 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of the Form 10-K.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
September 25, 1997